                                                                   EXHIBIT 10.2









                          LIFE SCIENCES RESEARCH, INC.
                                    PMB #251
                             211 EAST LOMBARD STREET
                            BALTIMORE, MD 21202-6102
                          FACSIMILE NO.: (410) 659-6864



               FORM OF SUBSCRIPTION AND INVESTOR RIGHTS AGREEMENT



                                 OCTOBER 9, 2001

                                TABLE OF CONTENTS

                                                                                  Page

Section 1   Subscription and Issuance of Membership Interest...................     1

      1.1   Subscription.......................................................     1
      1.2   Closing of Issuance and Purchase...................................     1
      1.3   Transfer and Issue Taxes...........................................     1

Section 2   Representations and Warranties.....................................     1

      2.1   Representations and Warranties of the Company......................     1
      2.2   Representations and Warranties of the Investors....................     3

Section 3   Restrictions on Transferability of Securities; Registration Rights.     5

      3.1   Restrictions on Transfer...........................................     5
      3.2   Piggyback Registration Rights......................................     7
      3.3   Expenses of Registration...........................................     8
      3.4   Registration on Form S-3...........................................     9
      3.5   Registration Procedures............................................    10
      3.6   Indemnification....................................................    11
      3.7   Information by Holder..............................................    13
      3.8   Limitations on Subsequent Registration Rights......................    13
      3.9   Rule 144 Reporting.................................................    13
      3.10  Transfer or Assignment of Rights...................................    14
      3.11  Lock-Up Agreement..................................................    14
      3.12  Allocation of Registration Opportunities...........................    14
      3.13  Delay of Registration..............................................    15
      3.14  Termination of Registration Rights.................................    15

Section 4   Covenants..........................................................    15

      4.1   Financial Information..............................................    15
      4.2   Other Reports......................................................    17
      4.3   Inspection.........................................................    17
      4.4   Compliance with Applicable Laws....................................    18
      4.5   Confidentiality....................................................    18
      4.6   Liquidation; Dissolution...........................................    18
      4.7   Exchange Offer Statements..........................................    18

Section 5   Conditions to Closing; Closing.....................................    19

      5.1   Conditions to Company's Obligations................................    19
      5.2   Conditions to Investors' Obligations...............................    19
      5.3   Closing............................................................    19

Section 6   Miscellaneous......................................................    20

      6.1   Certain Definitions................................................    20



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
      6.2   Amendment..........................................................    23
      6.3   Notices............................................................    23
      6.4   Governing Law......................................................    24
      6.5   Successors and Assigns.............................................    24
      6.6   Entire Agreement...................................................    24
      6.7   Delays or Omissions................................................    24
      6.8   Severability.......................................................    25
      6.9   Titles and Subtitles...............................................    25
      6.10  Counterparts.......................................................    25
      6.11  Telecopy Execution and Delivery....................................    25
      6.12  Jurisdiction; Venue................................................    25
      6.13  Further Assurances.................................................    25

                          LIFE SCIENCES RESEARCH, INC.
               FORM OF SUBSCRIPTION AND INVESTOR RIGHTS AGREEMENT

            This Subscription and Investor Rights Agreement (this "AGREEMENT"), dated October 9, 2001 (the "EFFECTIVE DATE"), is entered into by and among Life Sciences Research, Inc., a Maryland corporation (the "COMPANY"), Walter Stapfer (the "STOCKHOLDER"), and the persons identified on Exhibit A attached to this Agreement (each, an "INVESTOR" and, collectively, the "INVESTORS"). Capitalized terms used in this Agreement are defined in Section 6.1.

                                    RECITALS

            The Company desires to issue and sell to the Investors, and the Investors desire to subscribe for and purchase 900,000 shares of non-voting common stock of the Company, par value $0.01 (the "NON-VOTING COMMON STOCK"), on the terms and conditions set forth in this Agreement.

            In consideration of the mutual promises and covenants set forth in this Agreement, the Parties agree as follows:

                                   SECTION 1

                SUBSCRIPTION AND ISSUANCE OF MEMBERSHIP INTEREST

            1.1 Subscription. The Investors hereby subscribe for, and agree to purchase, and the Company hereby agrees to issue and sell, the number of shares of Non-Voting Common Stock set forth opposite each Investor's name in Exhibit A attached hereto (such shares being hereinafter referred to as the "SHARES") at the Closing for $1.50 per share and an aggregate purchase price equal to $1,350,000 (the "PURCHASE PRICE").

            1.2 Closing of Issuance and Purchase. On the Closing Date, the Company shall deliver to each Investor a certificate representing the number of Shares set forth opposite such Investor's name in Exhibit A against payment of such Investor's pro rata portion of the Purchase Price by wire transfer of immediately available funds to an account designated in writing by the Company.

            1.3 Transfer and Issue Taxes. The Company shall pay the appropriate taxation authority (as may be required by law) any Taxes, however designated or levied (including any stamp or similar tax that may be imposed after the date hereof), arising as a result of the issuance of the Shares or payable in respect of the Purchase Price.

                                   SECTION 2

                         REPRESENTATIONS AND WARRANTIES

            2.1 Representations and Warranties of the Company. The Company hereby represents and warrants to the Stockholder and the Investors as of the date hereof and as of the Closing Date as follows:

                  (a) Organization; Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. As of the Closing Date, the Organizational Documents attached hereto as Exhibit B will be true and complete copies of and represent the Company's certificate of incorporation and bylaws, including all amendments thereto. The Company has all necessary corporate power, authority and capacity to carry on its business as currently conducted.

                  (b) Capitalization. After giving effect to the Closing and the closing of the transactions contemplated by Section 1.1 of the Subscription and Investor Rights Agreement between the Stockholder and the Company of even date herewith, but before giving effect to the Exchange Offer, there will be (i) 50,000,000 shares of voting common stock of the Company, par value $0.01 per share (the "VOTING COMMON STOCK"), authorized, of which 100,000 will be issued and outstanding, (ii) 5,000,000 shares of Non-Voting Common Stock authorized, of which 900,000 shares will be issued and outstanding and (iii) 5,000,000 shares of preferred stock of the Company, par value $0.01 per share (the "PREFERRED STOCK"), authorized, of which no shares will be issued and outstanding; all of the shares of Voting Common Stock and Non-Voting Common Stock will be, when issued, duly authorized, validly issued and fully paid and nonassessable. As of the date hereof, no rights, options, warrants, convertible instruments or other securities or subscription rights convertible into, or exchangeable or exercisable for, membership or other equity interests in the Company are outstanding, subject to the terms and conditions of the Exchange Offer.

                  (c) Authorization; Enforceability. The Company has all necessary corporate power, authority and capacity to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company, and assuming this Agreement has been duly authorized, executed and delivered by each of the Stockholder and the Investors, constitutes a valid and binding obligation of the Company and is enforceable against it in accordance with its terms, except that such enforcement may be subject to (i) any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally and
(ii) equitable defenses, including, without limitation, the remedy of specific performance and injunctive and other forms of equitable relief, and the discretion of the court before which any proceeding therefor may be brought.

                  (d) Issuance of Shares. The Shares will, upon issuance to the Investors against payment of the Purchase Price, be duly authorized, validly issued and fully paid and non-assessable. Upon payment of the Purchase Price, each Investor will acquire good and valid title to the number of Shares set forth opposite such Investor's name in Exhibit A, free and clear of all liens, pledges, claims, charges, preemptive rights or encumbrances of any kind.

                  (e) Absence of Conflicting Agreement. The Company is not a party to, bound or affected by or subject to any indenture, mortgage, lease, agreement, instrument, provision of its Organizational Documents, statute, regulation, order, judgment, decree or law which would be violated, contravened, breached by, or under which any default would occur as a result of, the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                  (f) Securities Laws. The offering, issuance and delivery of the Shares are exempt from the registration or prospectus requirements of the securities laws of applicable jurisdictions, and it is not necessary to make or obtain any filings, registrations, qualifications, notifications or consents or approvals of or with any Governmental Authority in any applicable jurisdiction in connection therewith.

                  (g) Use of Proceeds. The Company will apply the proceeds of the issuance and sale of the Shares pursuant to this Agreement for general corporate purposes and to cover expenses relating to the Exchange Offer.

                  (h) Exchange Offer Documents. The drafts of the Form S-4 and other documents related to the Exchange Offer that have been provided to the Investor and identified by reference to this Agreement (collectively, the "EXCHANGE OFFER DOCUMENTS") did not, and the final forms of the Exchange Offer Documents to be filed with the Commission will not when filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made not misleading. Each of the balance sheets included in the Exchange Offer Documents (including the related notes and schedules) presents fairly, or will present fairly, in all material respects, the financial position of the Company or Huntingdon and its subsidiaries, as the case may be, as of its date and each of the statements of income and changes in shareholders' equity and in cash flows included in the Exchange Offer Documents (including any related notes and schedules) presents fairly, or will present fairly, the results of operations and cash flows, as the case may be, of the Company or Huntingdon and its subsidiaries, as the case may be, for the periods set forth therein (subject, in the case of unaudited statements, to the notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with generally accepted accounting principles in the United States ("U.S. GAAP") consistently applied during the periods indicated, except as may be noted therein and except, with respect to unaudited statements as permitted by the Commission.

            2.2 Representations and Warranties of the Investors. Each of the Investors, severally and not jointly, hereby represents and warrants to the Company as of the date hereof and as of the Closing Date as follows:

                  (a) Formation; Good Standing. Each Investor is a limited liability company duly formed, validly existing and in good standing under the laws of its jurisdiction of formation.

                  (b) Authorization; Enforceability. Each Investor has all necessary power, authority and capacity to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of each Investor. This Agreement has been duly and validly executed and delivered by each of the Investors, and assuming this Agreement has been duly authorized, executed and delivered by the Company and the Stockholder, constitutes a valid and binding obligation of each of them and is enforceable against each of them in accordance with its terms, except that such enforcement may be subject to (i) any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally and (ii) equitable defenses, including, without limitation, the remedy of specific performance and injunctive and other forms of equitable relief, and the discretion of the court before which any proceeding therefor may be brought.

                  (c) Absence of Conflicting Agreement. No Investor is a party to, bound or affected by or subject to any indenture, mortgage, lease, agreement, instrument, provision of its organizational documents, statute, regulation, order, judgment, decree or law which would be violated, contravened, breached by, or under which any default would occur as a result of, the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                  (d) Accredited Investor. Each Investor is an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act.

                  (e) Investment Purpose. Each Investor is acquiring the Shares for investment only for its own account, not as a nominee or agent, and not with a view to the sale or distribution of all or any portion thereof, and no Investor has the present intention of selling or engaging in any public distribution of the same, except pursuant to a registration or exemption from registration under the Securities Act.

                  (f) Financial Risk. Each Investor has substantial experience in investing in and evaluating private placement transactions of securities in companies similar to the Company and is capable of evaluating the risks and merits of its investment in the Company and has the capacity to protect its own interests. Each Investor is able to bear the economic risks of its investment in the Shares indefinitely. Each Investor understands that no public market now exists for the Shares and that it is uncertain whether a public market will ever exist for the Shares.

                  (g) Private Issue. Each Investor has been advised that the Shares have not been registered under the Securities Act or qualified under any state securities laws on the ground that the issuance contemplated by Section
1.1 of this Agreement will be exempt from the registration and qualification requirements thereof and, therefore, the Shares cannot be resold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless they are registered under the Securities Act and may not be resold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without qualification, or unless exemptions from registration and qualification are available.

                  (h) Access to Information. Each Investor has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning an investment in the Shares and the merits and risks of investing in the Shares and (ii) such access to information about the Company and the Company's financial condition, business, results of operations and prospects as it has requested to evaluate its investment in the Shares. Each Investor acknowledges that all such questions have been answered and all such access has been provided to its full satisfaction.

                  (i) Irrevocable Subscription. Each Investor agrees that the subscription contemplated by this Agreement shall be irrevocable and shall survive the dissolution of each such Investor.

                                   SECTION 3

       RESTRICTIONS ON TRANSFERABILITY OF SECURITIES; REGISTRATION RIGHTS

            3.1 Restrictions on Transfer.

                  (a) Each Holder agrees not to make any disposition of all or any portion of the Registrable Securities unless and until one of the conditions set forth in clauses (i) and (ii) below has been satisfied. Any attempted disposition not made in compliance with this Section 3 shall be null and void, and the Company shall not in any way give effect to such disposition.

                        (i) A registration statement under the Securities Act covering such proposed disposition must then be in effect and such disposition must be made in accordance with such registration statement; or

                        (ii) (A) A Holder shall have (x) notified the Company in writing of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition and
(y) furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act and (B) the transferee shall have agreed in writing for the benefit of the Company to be bound by this Section 3.1.

Notwithstanding the conditions contained in Section 3.1(a)(i) and Section 3.1(a)(ii), no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder (I) which is a limited liability company to its members or former members in accordance with their interest in the limited liability company; (II) to the Holder's family members or a trust for the benefit of an individual Holder or such Holder's family members; or (III) intended as a bona fide gift made by such Holder; provided that in each case,
(x) the Holder shall provide written notice to the Company of such transfer or gift and (y) the transferee shall have agreed in writing for the benefit of the Company to be bound by this Section 3.1.

                  (b) Each Holder and Investor agrees not to make any disposition of all or any portion of such Holder's Non-Voting Common Stock or Registrable Securities, (other than in a sale of Registrable Securities in a registered public transaction in a securities market in which the Registrable Securities are traded) to a proposed transferee who after such transfer would be the owner of 5% or more of any class of the Company's capital stock as determined under Maryland law (a "5% HOLDER"), and who was not a 5% Holder before such transfer, unless and until such Holder or Investor shall have (i) notified the Company in writing of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition (including, without limitation, the identity of and background information regarding any 5% Holder and (ii) received a written notice from the

Company approving such disposition; provided that the approval of the Company shall only be withheld if, in the good faith judgment of the Company's Board of Directors, there is a substantial risk that a 5% Holder would use its resulting position as a shareholder of the Company to inflict harm on any of the Company, its management, employees, shareholders, bankers or advisors.

                  (c) Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

            THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE, OR OTHER TRANSFER, PLEDGE, OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT.

            THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD OF UP TO 180 DAYS AFTER THE EFFECTIVE DATE OF A REGISTRATION STATEMENT OF THE COMPANY FILED UNDER THE ACT, AND FURTHER RESTRICTIONS SET FORTH IN A SUBSCRIPTION AND INVESTOR RIGHTS AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

                  (d) At the request of a Holder or an Investor, the Company shall be obligated to promptly re-issue certificates without the legends specified above if the Holder or Investor shall have (i) obtained and delivered to the Company an opinion of counsel (which counsel may be counsel to the Company) reasonably satisfactory to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification, or legend, and (ii) delivered such securities to the Company or its transfer agent.

                  (e) Any legend endorsed on a certificate pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon the Company's receipt of an order of the appropriate blue sky authority authorizing such removal.

            3.2 Piggyback Registration Rights.

                  (a) If the Company determines to register any of the Company's securities either for the Company's own account or the account of a security holder or holders exercising their respective demand registration rights, other than a registration relating solely to employee benefit plans or a registration relating solely to a corporate reorganization or other transaction on Form S-4 or similar forms that may be promulgated in the future, then the Company will:

                        (i) promptly give to each Holder written notice thereof at least 20 days before filing any such registration statement; and

                        (ii) use its commercially reasonable efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 3.2(b), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder and received by the Company within 20 days after the written notice from the Company described in clause (i) above is delivered by the Company. Such written request may specify all or a part of a Holder's Registrable Securities. If a Holder decides not to include all of such Holder's Registrable Securities in such registration statement, then such Holder shall continue to have the right to include any Registrable Securities held by it in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of the Company's securities, all upon the terms and conditions set forth herein.

                  (b) Underwriting. If the registration for which the Company gives notice is for a registered public offering involving an underwriting, then the Company shall so advise the Holders as a part of the written notice given pursuant to Section 3.2(a)(i). In such event, the right of any Holder to registration pursuant to this Section 3.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall (together with the Company and the other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

Notwithstanding any other provision of this Section 3.2, if the underwriters' representative advises the Company in good faith and in writing (which notice the Company, in turn, shall promptly provide to all Holders requesting registration) that marketing factors require a limitation on the number of shares to be underwritten, then the representative may (subject to the limitations set forth below) exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated first, to the Company for securities being sold for the Company's own account and thereafter, as set forth in Section 3.12. If any Person does not agree to the terms of any such underwriting, then such Person shall be excluded from the underwriting by written notice from the Company or the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting in accordance with the terms hereof shall be withdrawn from such registration. To facilitate the allocation of shares in accordance with the foregoing provisions, the Company or the underwriter(s) may round the number of shares allocated to any Holder to the nearest 100 shares.

            If shares are excluded because a Person does not agree to the terms of any such underwriting, then the Company shall offer to all Persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so excluded, with such shares to be allocated among the Persons requesting additional inclusion in accordance with Section 3.12.

                  (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by the Company under this Section 3.2 before the effectiveness of such registration whether or not any Holder has elected to include Registrable Securities in such registration.

            3.3 Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification, or compliance pursuant to
Section 3.2 or Section 3.4 shall be borne by the Company. All Selling Expenses relating to Registrable Securities so registered shall be borne by the Holders of such Registrable Securities pro rata on the basis of the number of shares of Registrable Securities so registered on their behalf, as shall any other expenses in connection with the registration required to be borne by the Holders of such securities.

            3.4 Demand Registration.

                  (a) In addition to the rights contained in the foregoing provisions of this Section 3, the Company shall use commercially reasonable efforts to effect a registration with respect to an offering of all or part of the Registrable Securities if requested by the Holders of a majority of the Registrable Securities (the "REQUESTING HOLDERS") by written notice delivered not earlier than the time the Voting Common Stock becomes eligible for quotation on the OTC Bulletin Board Service owned and operated by the National Association of Securities Dealers, Inc. and not later than 24 months following the Closing Date (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders); provided, however, that the Company shall not be obligated to effect any such registration (i) if the Requesting Holders, together with the Other Stockholders (if any) and the Company, propose to sell a total of less than 100,000 shares of Voting Common Stock; (ii) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; or (iii) during the period starting with the date 60 days before the Company's good faith estimate of the date of filing of, and ending on a date 180 days after the effective date of, a Company-initiated registration pursuant to which the Holders would have registration rights under
Section 3.2; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective. The Holders may at any time increase the number of Registrable Securities to be sold pursuant to such registration statement. The notice regarding the number of shares of Registrable Securities to be disposed of may include shares of Voting Common Stock which have not yet been issued, but with respect to which the Holders have exercised their conversion rights. The Company shall use commercially reasonable efforts to keep the registration statement filed pursuant to this Section 3.4(a) effective until the earlier of (i) the second anniversary of the Closing Date and (ii) the date on which the Holders have completed the distribution described in the registration statement.

                  (b) If a request complying with the requirements of Section 3.4(a) is delivered to the Company, then the Company will,

                        (i) promptly give written notice of the proposed registration to all other Holders; and

                        (ii) use its commercially reasonable efforts to effect such registration as promptly as practicable (including, without limitation, by filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 20 days after such written notice from the Company is delivered. Notwithstanding anything to the contrary contained in this Agreement, if the registration requested is to be an underwritten offering and if the underwriters have not limited the number of Registrable Securities to be underwritten, then the Company shall be entitled, at the Company's election, to join in any such registration with respect to securities to be offered by the Company or by any other party.

                  (c) If the registration is for an underwritten offering then the Company shall so advise the Holders as a part of the written notice given pursuant to Section 3.4(b)(i). In such event, the right of any Holder, any Other Stockholder or the Company to registration pursuant to this Section 3.4 shall be conditioned upon such Person's participation in such underwriting and the inclusion of such Person's securities in the underwriting to the extent provided herein. All Holders, Other Stockholders and the Company proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Requesting Holders.

Notwithstanding any other provision of this Section 3.4, if the underwriters' representative advises the Requesting Holders in good faith and in writing (which notice the Requesting Holders, in turn, shall promptly provide to the Company requesting registration) that marketing factors require a limitation on the number of shares to be underwritten, then the representative may (subject to the limitations set forth below) exclude all securities from, or limit the number of securities to be included in, the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated first, to the Requesting Holders, second, to the Company for securities being sold for the Company's own account and thereafter, as set forth in Section 3.12. If any Person does not agree to the terms of any such underwriting, then such Person shall be excluded from the underwriting by written notice from the Company or the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting in accordance with the terms hereof shall be withdrawn from such registration. To facilitate the allocation of shares in accordance with the foregoing provisions, the Company or the underwriter(s) may round the number of shares allocated to any Holder or Other Stockholder to the nearest 100 shares.

            If shares are excluded because a Person does not agree to the terms of any such underwriting, then the Company shall offer to all Persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so excluded, with such shares to be allocated among the Persons requesting additional inclusion in accordance with Section 3.12.

                  (d) The Requesting Holders shall have the right to terminate or withdraw any registration initiated by them under this Section 3.4 before the effectiveness of such registration whether or not the Company or any Other Stockholder has elected to include securities in such registration; provided that if the Requesting Holders shall pay for all Registration Expenses in connection with such terminated or withdrawn registration, such registration shall not count for purposes of this Section 3.4(a).

            3.5 Registration Procedures. In the case of each registration effected by the Company pursuant to this Section 3, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At the Company's expense, the Company will use its commercially reasonable efforts to:

                  (a) keep such registration effective for a period of 60 days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever occurs first or, in the case of a registration statement pursuant to Section 3.4, such longer period as is specified therein;

                  (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

                  (c) furnish such number of prospectuses, including preliminary prospectuses, and other documents incident thereto, including any amendment or supplement to the prospectus, as a Holder from time to time may reasonably request;

                  (d) cause all such Registrable Securities registered pursuant under this Agreement to be listed on each securities exchange on which similar securities issued by the Company are then listed or eligible for quotation on the over-the-counter bulletin boards, as the case may be;

                  (e) use commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities laws or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the

Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions; and

                  (f) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the occurrence of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

            3.6 Indemnification.

                  (a) (i) The Company will indemnify each Holder, each of its officers, directors, partners, members, legal counsel, and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Section 3, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses (including any legal or other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action), claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) (collectively, the "LOSSES") arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any document relating to the Exchange Offer (including, without limitation, the Form S-4), registration statement, prospectus (including any preliminary prospectus), offering circular, or other document incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company or Huntingdon of the Securities Act or any rule or regulation thereunder applicable to the Company or Huntingdon and relating to action or inaction required of the Company or Huntingdon in connection with any such registration, qualification, or compliance; provided that the Company will not be liable in any such case to the extent that any such Loss arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein. The indemnity agreement contained in this Section 3.6(a) shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

                        (ii) The Company will indemnify the Stockholder and each of the Investors and each of their respective officers, directors, partners, members, legal counsel and accountants against any Losses arising out of or based on (A) any breach of any representation or warranty in this Agreement or in any certificate or Schedule delivered by the Company pursuant hereto and (B) any breach or failure to perform by the Company of any covenant, obligation or other agreement contained in this Agreement.

                  (b) (i) Each Holder will, severally and not jointly, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify the Company, each of its officers, directors, partners, members, legal counsel, and accountants and each underwriter, if any, of the Company's securities covered by such registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other Holder and Other Stockholder, and each of their respective officers, directors, partners, members, legal counsel and accountants, and each person controlling such other Holder or Other Stockholder, against all Losses arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any document relating to the Exchange Offer (including, without limitation, the Form S-4), registration statement, prospectus (including any preliminary prospectus), offering circular, or other document incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such document relating to the Exchange Offer (including, without limitation, the Form S-4), registration statement, prospectus (including any preliminary prospectus), offering circular, or other document incident to any such registration, qualification or compliance in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided, further, that in no event shall any indemnity under this Section 3.6(b)(i) exceed the gross proceeds from the offering received by such Holder.

                        (ii) Each of the Stockholder and the Investors will, severally and not jointly, indemnify the Company, each of its directors, officers, partners, members, legal counsel and accountants against any Losses arising out of or based on (i) any breach of any representation or warranty in this Agreement or in any certificate or Schedule delivered by such Stockholder or Investor pursuant hereto and (ii) any breach or failure to perform by such Stockholder or Investor of any covenant, obligation or other agreement contained in this Agreement.

                  (c) Each Party entitled to indemnification under this Section
3.6 (the "INDEMNIFIED PARTY") shall give notice to the Party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at the Indemnified Party's own expense; and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 3, to the extent such failure is not materially prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an

Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

                  (d) If the indemnification provided for in this Section 3.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any Loss referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand, and of the Indemnified Party on the other, in connection with the statements or omissions that resulted in such Loss as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the Parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                  (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the provisions of this Section 3.6 (other than Section 3.6(a)(ii) and Section 3.6(b)(ii)), the provisions in the underwriting agreement shall control.

            3.7 Information by Holder. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 3.

            3.8 Limitations on Subsequent Registration Rights. From and after the date of this Agreement if the Company enters into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder registration rights, the terms of which are in any respect more favorable than the registration rights granted to the Holders hereunder, then the registration rights granted to the Holders hereunder shall automatically and without further action by the Company or the Holders be amended so that they are as favorable in all such respects as the rights granted to such other holder or prospective holder; and the Company shall give the Holders prompt written notice of any such amendments.

            3.9 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:

                  (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the first registration statement filed by the Company for an offering of the Company's securities to the general public;

                  (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after the Company has become subject to such reporting requirements; and

                  (c) so long as a Holder owns any Restricted Securities, furnish to the Holder promptly upon written request (i) a written statement by the Company as to the Company's compliance with the reporting requirements of Rule 144 (at any time from and after 90 days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public) and of the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); (ii) a copy of the most recent annual or quarterly report of the Company; and (iii) such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Securities Act allowing such Holder to sell any such securities without registration.

            3.10 Transfer or Assignment of Rights. The rights to cause the Company to register securities granted to a Holder by the Company under this
Section 3 may be transferred or assigned by a Holder only to a transferee or assignee who, after such transfer, holds at least 100,000 shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and similar reclassifications affecting the Company's equity securities); provided that (i) such Holder gives the Company written notice at least 10 days prior to such transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned and (ii) the Company provides such Holder with written notice of its approval of such transfer or assignment within 10 days of its receipt of such notice; and, provided, further, that the transferee or assignee of such rights assumes in writing the obligations of such Holder under this Section 3.

            3.11 Lock-Up Agreement. If requested by the Company and an underwriter of securities of the Company, the Stockholder shall not and no Investor shall sell or otherwise transfer or dispose of any securities of the Company held by the Stockholder or such Investor (other than those included in the registration or in a transfer not required to be registered under the Securities Act, as demonstrated by a written legal opinion from counsel reasonably acceptable to the Company and to the underwriter) during the 180-day period after the effective date of a registration statement filed by the Company under the Securities Act for such offering; provided that such restrictions are imposed on all other persons holding securities of the Company that were acquired from the Company in transactions not involving public offerings and in which such persons received registration rights. The obligations described in this Section 3.11 shall not apply to a registration relating solely to employee benefit plans or a registration relating solely to a corporate reorganization or other transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions and may stamp each such certificate with the second legend set forth in Section 3.1(b) with respect to the shares of securities subject to the foregoing restriction until the end of such 180-day period. Each of the Stockholder and the Investors agrees to execute a market standoff agreement with such underwriters in customary form consistent with the provisions of this Section 3.11.

            3.12 Allocation of Registration Opportunities. If Holders exercise registration rights under Section 3.2 or Section 3.4 and all of the Registrable Securities and other shares of the Company's Voting Common Stock (including shares of Voting Common Stock issued or issuable upon conversion of shares of any currently unissued series of the Company's Non-Voting Common Stock or Preferred Stock) with registration rights (such other securities, the "OTHER SHARES") requested to be included in a registration on behalf of the Holders or Other Stockholders cannot be so included as a result of limitations of the aggregate number of shares of Registrable Securities and Other Shares that may be so included, then the number of shares of Registrable Securities that may be so included shall be allocated among the Holders and Other Stockholders pro rata on the basis of the number of shares of Registrable Securities and Other Shares that would be held by such Holders and Other Stockholders, assuming conversion; provided, however, that if any Holder does not request inclusion of at least the number of shares of Registrable Securities allocated to such Holder or Other Stockholder pursuant to the foregoing procedure, then the remaining portion of such Holder's or Other Stockholder's allocation shall be reallocated among those requesting Holders or Other Stockholders whose allocations did not satisfy their requests pro rata on the basis of the number of shares of Registrable Securities and Other Shares that would be held by such Holders and Other Stockholders, assuming conversion, and this procedure shall be repeated until all of the shares of Registrable Securities that may be included in the registration on behalf of the Holders and Other Stockholders have been so allocated. The Company shall not limit the number of Registrable Securities to be included in a registration pursuant to this Agreement in order to include Other Shares or shares held by stockholders with no registration rights or to include shares of stock held by other employees, officers, directors, or consultants pursuant to any Company stock option plan or otherwise.

            3.13 Delay of Registration. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 3.

            3.14 Termination of Registration Rights. The right of any Holder to request registration or inclusion in any registration pursuant to Section 3.2 shall terminate five years after the closing of the first registered public offering.

                                    SECTION 4

                                    COVENANTS

            The Company hereby covenants and agrees, as follows:

            4.1 Financial Information. The Company shall maintain true books and records of account in which full and correct entries will be made of all of the Company's business transactions pursuant to a system of accounting established and administered in accordance with U.S. GAAP consistently applied. The Company will furnish the following reports to each Holder and Investor who owns at least 100,000 shares of Voting Common Stock, with Holders and Investors being deemed to own the Voting Common Stock into which their Non-Voting Common Stock is convertible (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and similar reclassifications affecting the Company's equity securities):

                  (a) as soon as practicable and in any event within 150 days after the end of each fiscal year of the Company, an annual report of the Company, including a consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such fiscal year, and the related consolidated statements of income, shareholders' equity and cash flows of the Company and its subsidiaries, if any, for such year setting forth in each case in comparative from the corresponding figures for the preceding fiscal year and for the budget for the fiscal year just completed, prepared in accordance with U.S. GAAP consistently applied, certified by independent public accountants of recognized national standing selected by the Company (provided, however, that information as to budgeted figures need not be audited), all of which shall fairly present the financial condition of the Company as of the dates shown and the results of operations for the periods then ended; the Company shall also furnish the Investors with a copy, when available, of the annual memorandum (and any interim related memoranda) on internal accounting controls, as furnished by the independent public accountants;

                  (b) as soon as practicable and in any event within 45 days after the end of the first, second, and third quarterly accounting periods in each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and the related consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such period setting forth in each case in comparative from the corresponding figures for the corresponding quarter of the preceding fiscal year and for the budget for the current fiscal year. Such reports shall include an updated 12-month budget. All such reports shall be certified by the chief financial officer of the Company to fairly present the financial condition of the Company as of the dates shown and the results of its operations for the periods then ended and (except for budget information) to have been prepared in conformity with U.S. GAAP consistently applies except for normal, recurring, year-end audit adjustments and the absence of footnotes;

                  (c) as soon as practicable and in any event within 30 days after the end of each month, a monthly report of the Company consisting of an unaudited balance sheet as of the end of such month and the related unaudited statements of income and cash flows for such month and for the fiscal year to date, setting forth in each case in comparative form the corresponding figures for the corresponding fiscal month of the preceding fiscal year and for the budget for the current fiscal year. Such report shall include an updated 12-month budget; all such reports shall be certified by the chief financial officer of the Company to fairly present the financial condition of the Company as of the dates shown and the results of its operations for the periods then ended and (except for budget information) to have been prepared in conformity with U.S. GAAP consistently applied except for normal, recurring, year-end audit adjustments and the absence of footnotes; and

                  (d) (i) as soon as available and in any event within five days after the filing of each of the Company's quarterly reports on Form 10-Q and current reports on Form 8-K with the Commission, copies of each such reports; and (ii) as soon as available and in any event within ten days after the filing of each of the Company's annual reports on Form 10-K, including copies of the Company's Annual Report to Shareholders and Proxy Statement, with the Commission, copies of each of such reports.

Notwithstanding anything to the contrary in this Agreement, Section 4.1 shall not be in effect at any time during which the Company has registered a class of equity securities under the Exchange Act and is in compliance with all of its periodic reporting requirements under the Exchange Act.

            4.2 Other Reports. Subject to the right of any Holder or Investor to suspend or terminate its right to receive information under this Section 4.2, the Company shall furnish to each Holder and Investor:

                  (a) promptly after their preparation, copies of (i) any press releases, financial statements or financial or other reports prepared by the Company for or otherwise furnished to or filed with its stockholders, the financial community or the media, or any lender to the Company, (ii) all material communications with stockholders other than the Investors, and (iii) all material communications with or from any Governmental Authority;

                  (b) promptly after their preparation, copies of any (i) material report prepared by an outside consultant relating to the business of the Company, (ii) notice of any material events relating to the Company and
(iii) material communications with or received from any companies interested in acquiring the Company or forming a potential strategic relationship;

                  (c) within 30 days prior to the commencement of each fiscal year of the Company, (i) an annual operating budget for the Company, approved by the Board of Directors of the Company, for the succeeding fiscal year, containing projections of profit and loss, cash flow and ending balance sheets for each month of such fiscal year, (ii) a business plan for the Company relating to the succeeding fiscal year setting forth in reasonable detail a development plan, financial plan and marketing plan, budgeted and projected figures and other information and (iii) forecasts for the following three fiscal years;

                  (d) to the extent prepared by the Company, any operating budgets or business plans of the Company and any revisions of such previously furnished budgets or business plans within 10 days of their acceptance by the Board of Directors; such revised budgets or business plans to include an explanation of the deviations from the previous budget; and

                  (e) to the extent prepared by the Company, promptly after such preparation, documentation of material business transactions, projections, operating reports and acquisition analyses; and

                  (f) from time to time, such additional information regarding the financial position or business of the Company and its subsidiaries as any Holder may reasonably request.

            4.3 Inspection. Each of the Stockholder and the Investors shall, upon reasonable notice to the Company, have the right to inspect books and corporate, financial and operating records, contracts and agreements of the Company and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers and independent public accountants, all at reasonable times during normal business hours and as often as may be reasonably requested. The costs of such inspection shall be borne by the Company.

            4.4 Compliance with Applicable Laws. The Company shall comply in all material respects with all applicable statutes, laws, ordinances, rules and regulations of any Governmental Authority (whether now in effect or hereinafter enacted) and any filing requirements relating thereto including without limitation, the U.S. Foreign Corrupt Practices Act, food and drug laws and environmental laws and regulations. The Company shall do all things necessary to preserve, renew and keep in full force and effect and in good standing its corporate existence and authority necessary to continue its business.

            4.5 Confidentiality. Each Holder and Investor will (subject to the Company's sole discretion to waive compliance and applicable legal requirements) maintain as confidential any confidential or proprietary information received from the Company (including, without limitation, any information received pursuant to this Section 4) other than information which (a) at the time of the disclosure or thereafter is generally available to and known by the public, (b) is available to such Holder or Investor on a non-confidential basis from a source other than the Company or its subsidiaries or (c) has been independently developed by such Holder or Investor (collectively, the "CONFIDENTIAL INFORMATION"); provided that the Holders and Investors may disclose such Confidential Information to their respective advisors, representatives, agents, partners (and their representatives and advisors) and counsel, so long as such Holders and Investors are responsible for any breach of this Section 4.5 by any such person. Each Holder and Investor agrees not to use the Confidential Information for any purposes other than evaluating their investment in the Company. Notwithstanding anything to the contrary in this Section 4, the Company may refuse to disclose Confidential Information to a Holder or Investor if it reasonably believes that there is a material risk that such Holder or Investor will breach its obligations under this Section 4.5 or trade in the Company's securities while in possession of material non-public information in violation of applicable securities laws.

            4.6 Liquidation; Dissolution. If the Exchange Offer lapses, then each of the Stockholder and the Investors agrees to take and to cause the Company to take any and all necessary action to liquidate and dissolve the Company pursuant to Section 3-403 of the Maryland General Corporation Law, including, without limitation, the following actions: (i) causing a majority of the Board of Directors of the Company to (A) adopt a resolution declaring that the dissolution of the Company is advisable and (B) direct that the proposed dissolution be submitted to a vote of the stockholders of the Company; (ii) causing the Company to give the requisite notice to each stockholder entitled to vote on the proposed dissolution; and (iii) as stockholders of the Company, agreeing to affirmatively vote each of their respective shares of capital stock of the Company in favor of such proposed dissolution.

            4.7 Exchange Offer Statements. LSR shall take, or cause to be taken, all such further or other actions that are necessary in order to cause all the statements in the Exchange Offer Documents regarding actions to be taken by LSR to be true and correct in all material respects.

                                    SECTION 5

                         CONDITIONS TO CLOSING; CLOSING

            5.1 Conditions to Company's Obligations. The obligation of the Company to issue the Shares is subject to the satisfaction (or express written waiver of the Company) of the following conditions on or prior to the Closing
Date:

                  (a) Representations and Warranties. The representations and warranties of each Investor contained in this Agreement shall be true and correct in all material respects at and as of the date hereof and at and as of the Closing Date with the same effect as though such representations and warranties had been made at and as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects at and as of such earlier date). Each Investor shall have delivered to the Company a certificate dated the Closing Date and signed by an authorized signatory of such Investor confirming the foregoing.

                  (b) Covenants and Agreements. Each Investor shall have performed or complied with in all material respects all covenants, agreements and obligations required by this Agreement to be performed or complied with by each Investor on or before the Closing Date. Each Investor shall have delivered to the Company a certificate dated the Closing Date and signed by an authorized signatory of such Investor confirming the foregoing.

            5.2 Conditions to Investors' Obligations. The obligation of the Investors to subscribe for the Shares and pay the Purchase Price to the Company is subject to the satisfaction (or express written waiver by each of the Investors) of the following condition on or prior to the Closing Date: all conditions to the Exchange Offer (other than the condition that the transaction contemplated by this Agreement has become unconditional and been consummated) shall have been satisfied or, in the case of conditions which may only be waived with the consent of Huntingdon and Huntingdon's financial advisor, waived by Huntingdon and Huntingdon's financial advisor, and the Company shall not have waived any conditions to the Exchange Offer for the Company's benefit or made any material amendments to the Form S-4 without the Investors' consent.

            5.3 Closing. The Company may deliver to the Investors a written statement from Huntingdon's financial advisor that Huntingdon's financial advisor believes it is probable that all conditions to the Exchange Offer (other than the condition that the transactions contemplated by this Agreement have become unconditional and been consummated) will be satisfied during a period (the "Closing Period") of five business days or less beginning not less than three business days following the date on which such letter is delivered to the Investors. If they receive such a letter, the Investors shall deposit an amount equal to the Purchase Price in an escrow account with the Company's attorneys not later than the first day of the Closing Period. If all of the conditions to Closing set forth in Section 5.1 and Section 5.2 of this Agreement (the "SUBSCRIPTION AGREEMENT CONDITIONS OF CLOSING") are satisfied, fulfilled or, to the extent permitted, waived during the Closing Period (as such Period may be extended pursuant to this Section 5.3), the Closing shall occur immediately upon the satisfaction, fulfillment or waiver of all the Subscription Agreement Conditions of Closing, and the funds held in escrow shall be applied to the payment of the Purchase Price. If all the Subscription Agreement Conditions of Closing are not satisfied during the Closing Period, there shall be one (and only one) five-business day extension of the Closing Period; provided that on the last day of the original Closing Period, the Company delivers to the Investors a written statement from Huntingdon's financial advisor that Huntingdon's financial advisor believes it is probable that all conditions to the Exchange Offer (other than the condition that the transactions contemplated by this Agreement have become unconditional and been consummated) will be satisfied, fulfilled or, to the extent permitted, waived during the five business days following the last day of the original Closing Period. If the Closing does not occur during the Closing Period, as it may be extended, the Investors may remove the funds from such escrow account at the end of the Closing Period; and in such event, the Closing shall take place with reasonable promptness after the Subscription Agreement Conditions of Closing have been satisfied. The date on which the Closing occurs shall be the "CLOSING DATE."

                                    SECTION 6

                                  MISCELLANEOUS

            6.1 Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:


                  (a) "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person.

                  (b) "AGREEMENT" is defined in the preamble to this Agreement.

                  (c) "CLOSING" means the closing of the transactions contemplated by Section 1.1 of this Agreement.

                  (d) "CLOSING DATE" is defined in Section 5.3.

                  (e) "COMMISSION" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                  (f) "COMPANY" is defined in the preamble to this Agreement.

                  (g) "CONFIDENTIAL INFORMATION" is defined in Section 4.5.

                  (h) "EFFECTIVE DATE" is defined in the preamble to this Agreement.

                  (i) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as shall be in effect from time to time.

                  (j) "EXCHANGE OFFER" means the exchange offer in which the Company offers to exchange ordinary shares and ADSs of Huntingdon for shares of Voting Common Stock in accordance with the terms set forth in the Form S-4.



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                  (k) "EXCHANGE OFFER DOCUMENTS" is defined in Section 2.1(h).

                  (l) "5% HOLDER" is defined in Section 3.1(b).

                  (m) "FORM S-4" means the registration statement on Form S-4 filed by the Company with the Commission on [ ], 2001 in connection with the Exchange Offer.

                  (n) "GOVERNMENTAL AUTHORITY" means any court, administrative agency or commission or other governmental agency or instrumentality, domestic or foreign, of competent jurisdiction.

                  (o) "HOLDER" means any Investor who holds Registrable Securities, the Stockholder for so long as he holds Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 3.1 and
Section 3.10; and for purposes of this definition, an Investor shall be deemed to hold shares of Voting Common Stock issuable upon the conversion of Shares which such Investor holds.

                  (p) "HUNTINGDON" means Huntingdon Life Sciences Group plc.

                  (q) "INDEMNIFIED PARTY" is defined in Section 3.6(c).

                  (r) "INDEMNIFYING PARTY" is defined in Section 3.6(c).

                  (s) "INVESTORS" is defined in the preamble to this Agreement.

                  (t) "LOSSES" is defined in Section 3.6(a)(i).

                  (u) "NON-VOTING COMMON STOCK" is defined in the recitals to this Agreement.

                  (v) "ORGANIZATIONAL DOCUMENTS" means the Amended and Restated Certificate of Incorporation to be filed with the Secretary of State of State of Maryland and the Bylaws of the Company, each as set forth in Exhibit B attached hereto, as such documents may be from time to time, altered, amended, added to or replaced pursuant to applicable law.

                  (w) "OTHER SHARES" is defined in Section 3.12.

                  (x) "OTHER STOCKHOLDERS" means persons other than Holders who, by virtue of agreements with the Company, are entitled to include their securities in certain registrations hereunder.

                  (y) "PARTIES" means the parties to this Agreement.

                  (z) "PERSON" means any natural person, corporation, partnership, limited liability company, trust or other legal entity.

                  (aa) "PREFERRED STOCK" is defined in Section 2.1(b).



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                  (bb) "PURCHASE PRICE" is defined in Section 1.1.

                  (cc) "REGISTRABLE SECURITIES" means (i) shares of Voting Common Stock issued or issuable pursuant to the conversion of the Shares; (ii) any Voting Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above; and (iii) any shares of Voting Common Stock held by Walter Stapfer; provided, however, that Registrable Securities shall in any event not include any shares of Voting Common Stock which have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor's rights under this Agreement are not assigned.

                  (dd) "REGISTER," "REGISTERED," "REGISTRATION," and derivatives thereof refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

                  (ee) "REGISTRATION EXPENSES" means all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of the Company's counsel, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses, fees, and disbursements of counsel for the Holders.

                  (ff) "REQUESTING HOLDERS" is defined in Section 3.4(a).

                  (gg) "RESTRICTED SECURITIES" means any Registrable Securities required to bear the first legend set forth in Section 3.1(b).

                  (hh) "RULE 144" means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule.

                  (ii) "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as in effect from time to time.

                  (jj) "SELLING EXPENSES" means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of counsel included in Registration Expenses).

                  (kk) "SHARES" is defined in Section 1.1.

                  (ll) "STOCKHOLDER" is defined in the preamble to this Agreement.

                  (mm) "SUBSCRIPTION AGREEMENT CONDITIONS OF CLOSING" is defined in Section 5.3.



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                  (nn) "TAXES" means all taxes, imposts, rates, levies,
assessments and government fees or dues lawfully levied, assessed or imposed, including income, sales, goods and services, excise, stamp, use, property, capital, business transfer, withholding and value added taxes and/or other duties.

                  (oo) "U.S. GAAP" is defined in Section 2.1(h).

                  (pp) "VOTING COMMON STOCK" is defined in Section 2.1(b).

            6.2 Amendment. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged, or terminated other than by a written instrument referencing this Agreement and signed by the Company and the Holders and Investors holding a majority of the Registrable Securities (excluding any of such shares that have been sold to the public or pursuant to Rule 144), with Holders and Investors being deemed to own the Voting Common Stock into which their Non-Voting Common Stock is convertible (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and similar reclassifications affecting the Company's equity securities). Any such amendment, waiver, discharge, or termination effected in accordance with this Section 6.2 shall be binding upon each Holder and Investor and each future holder of all such Holder's or Investor's securities. Each Holder and Investor acknowledges that by the operation of this Section 6.2, the holders of a majority of the Voting Common Stock issued or issuable upon conversion of the Shares issued pursuant to this Agreement (excluding any of such shares that have been sold to the public or pursuant to Rule 144) will have the right and power to diminish or eliminate all rights of such Holder or Investor under this Agreement. In addition, the Company may waive performance of any obligation owing to the Company, as to some or all of the Holders or Investors, or agree to accept alternatives to such performance, without obtaining the consent of any Holder or Investor. In the event that an underwriting agreement contains terms differing from this Agreement, as to any such Holder or Investor, the terms of such underwriting agreement shall govern, except as otherwise provided in this Agreement.

            6.3 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or otherwise delivered by hand or by messenger addressed:

                  (a) if to an Investor, then to such Investor's address or facsimile number, as shown in the Company's records, as may be updated in accordance with the provisions hereof, with a copy (which shall not constitute notice) to such counsel as the Investors may designate by written notice to the Company in accordance with the provisions of this Section 6.3.

                  (b) if to any other holder of any Shares or the underlying Voting Common Stock, then to such address or facsimile number, as shown in the Company's records, or, until any such holder so furnishes an address or facsimile number to the Company, then to and at the address of the last holder of such Shares or underlying Voting Common Stock for which the Company has contact information in its records; or



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                  (c) if to the Company, then one copy to the Company's address or facsimile number set forth on the cover page of this Agreement and addressed to the attention of the President, or at such other address or facsimile number as the Company shall have furnished to the Investors, with a copy (which shall not constitute notice) to such counsel as the Company may designate by written notice to the Investors and any other holder of any Shares or the underlying Voting Common Stock in accordance with the provisions of this Section 6.3.

            With respect to any notice given by the Company under any provision of the Delaware General Corporation Law or the Company's Organizational Documents, each of the Stockholder and the Investors agrees that such notice may be given by facsimile.

            Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after such communication has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as set forth above or, if sent by facsimile, upon confirmation of facsimile transfer.

            6.4 Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York, without regard to principles of conflicts of law.

            6.5 Successors and Assigns. Except as specifically permitted by this Agreement, this Agreement and any and all rights, duties, and obligations hereunder, shall not be assigned, transferred, delegated, or sublicensed by the Stockholder or any Investor other than to an Affiliate without the prior written consent of the Company. Any attempt by the Stockholder or an Investor without such permission to assign, transfer, delegate, or sublicense any rights, duties, or obligations that arise under this Agreement shall be null and void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the Parties.

            6.6 Entire Agreement. This Agreement and the schedules and exhibits hereto constitute the full and entire understanding and agreement between the Parties with regard to the subjects hereof. No Party shall be liable or bound to any other Party in any manner with regard to the subjects hereof by any warranties, representations, or covenants except as specifically set forth herein.

            6.7 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power, or remedy accruing to any Party upon any breach or default of any other Party under this Agreement shall impair any such right, power, or remedy of such non-defaulting Party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after such waiver. Any waiver, permit, consent, or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies,


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either under this Agreement or by law or otherwise afforded to any Party, shall be cumulative and not alternative.

            6.8 Severability. Unless otherwise expressly provided herein, the rights of the Investors hereunder are several rights, not rights jointly held with any of the other Investors. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without such provision, and the Parties agree to negotiate, in good faith, a legal and enforceable substitute provision which most nearly effects the Parties' intent in entering into this Agreement.

            6.9 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

            6.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the Parties that execute such counterparts, and all of which together shall constitute one instrument.

            6.11 Telecopy Execution and Delivery. A facsimile, telecopy, or other reproduction of this Agreement may be executed by one or more Parties, and an executed copy of this Agreement may be delivered by one or more Parties by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such Party can be seen, and such execution and delivery shall be considered valid, binding, and effective for all purposes. At the request of any Party, all Parties agree to execute an original of this Agreement as well as any facsimile, telecopy, or other reproduction hereof.

            6.12 Jurisdiction; Venue. With respect to any disputes arising out of or related to this Agreement, the Parties consent to the exclusive jurisdiction of, and venue in the Supreme Court of the State of New York, New York County and the United States District Court for the Southern District of New York.

            6.13 Further Assurances. Each Party agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership, or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.


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The Parties have executed this Subscription and Investor Rights Agreement as of the Effective Date.

                                        THE COMPANY:


                                        LIFE SCIENCES RESEARCH, INC.,
                                        a Maryland corporation


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:


                                        THE STOCKHOLDER:


                                        ---------------------------------------
                                        Walter Stapfer


                                        THE INVESTORS:


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title: